UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2019

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54716	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On October 23, 2019, NeuroOne Medical Technologies Corporation (the “Company”) entered into Securities Purchase Agreements (each, a “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company, in a private placement (the “Private Placement”), agreed to issue and sell 141,666 shares (“Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) to the Purchasers.

In connection with the Private Placement, the Company has agreed to issue and sell to accredited investors up to a maximum of 555,555 Shares (the “Maximum Offering”) at a price of $1.80 per Share for total gross proceeds to the Company of up to $1,000,000. The Maximum Offering may be increased by the Company in its sole discretion, without notice. Under the Purchase Agreement, the Company has agreed to use the net proceeds from the Private Placement to for funding operations or working capital and general corporate purposes. The Company has granted the Purchasers indemnification rights with respect to its representations, warranties and agreements under the Purchase Agreement.

Under the Purchase Agreement, the Company has agreed to file a registration statement with the SEC covering the resale of the Shares sold in the Private Placement within 60 days of the final closing of the Private Placement. The foregoing summary descriptions of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements and may be subject to limitations agreed upon by the contracting parties. Accordingly, the form of Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of such documents and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 3.02.  Unregistered Sales of Equity Securities.

Private Placement

The description set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

In connection with the Private Placement, the Company issued Shares to the Purchasers, all of whom are accredited investors, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Purchasers. The Shares have not been and may not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company.

Consulting Agreements

On October 1, 2018, in consideration for consulting services, the Company agreed to issue to a consultant 100,000 shares of Common Stock on the following schedule: 50,000 shares of Common Stock in connection with the execution of the consulting agreement, 25,000 shares of Common Stock on January 1, 2020 and 25,000 shares of Common Stock on April 1, 2020.

On October 28, 2019, in consideration for consulting services, the Company agreed to issue to a consultant 15,000 shares of Common Stock on the following schedule: 5,000 shares of Common Stock in connection with the execution of the consulting agreement, 5,000 shares of Common Stock before December 28, 2019 and 5,000 shares of Common Stock before January 28, 2020.

The above issuances under the consulting agreements were completed in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act. These transactions qualified for exemption from registration because (i) the Company did not engage in any general solicitation or advertising to market the securities; (ii) each purchaser was provided the opportunity to ask questions and receive answers from the Company regarding the Company; (iii) the securities were issued to persons with knowledge and experience in financial and business matters so that he or she is capable of evaluating the merits and risks of an investment in the Company; and (iv) the recipients received “restricted securities”.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Form of Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION
Dated: October 29, 2019
	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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